UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

_______________

FALCON MINERALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1845 Walnut Street, 10th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 832-4161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

Falcon Minerals Corporation (the “Company”) has established June 4, 2019 as the date of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”).  This date is more than 30 days before the anniversary date of the Company’s 2018 annual meeting of stockholders, which was held on December 14, 2018.  As a result, the deadlines for stockholders to submit proposals and nominations of directors as set forth in the definitive proxy statement for the Company’s 2018 annual meeting of stockholders are no longer effective.

Under the Company’s amended and restated Bylaws (the “Bylaws”), in order for stockholder proposals and director nominations to be presented at the 2019 Annual Meeting, a stockholder’s notice must be received by the Company’s corporate secretary at its principal executive office not later than the close of business on April 8, 2019 (the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting was first made by the Company). The notice must include all of the information required by the Bylaws.

Stockholder proposals intended for inclusion in the Company’s definitive proxy statement for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received at the Company’s principal executive offices no later than April 8, 2019 (which the Company believes is a reasonable time before it begins to print and send its proxy materials).

All proposals and nominations must be addressed to the corporate secretary of the Company at 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2019

FALCON MINERALS CORPORATION

By:	/s/ Jeffrey F. Brotman
Name:	Jeffrey F. Brotman
Title:	Chief Financial Officer, Chief Legal Officer and Secretary

3